SHAREHOLDER VOTING AGREEMENT


     THIS SHAREHOLDER VOTING AGREEMENT (this "Agreement") is made and entered into as of July __, 1999, by and among Simione Central Holdings, Inc., a Delaware corporation ("Simione"), Daniel J. Mitchell, a representative of Capital Health Venture Partners, the general partner of American Healthcare Fund II, L.P., as designated agent (the "Agent") of those shareholders of CareCentric Solutions, Inc., a Delaware corporation ("CareCentric") listed in Appendix A hereto (the "CareCentric Shareholders"), and the undersigned shareholder of Simione (the "Shareholder").

     WHEREAS, Simione, Simione Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Simione ("Subsidiary"), and CareCentric have entered into an Agreement and Plan of Merger dated July 12, 1999 (the "Merger Agreement") with respect to the merger of CareCentric with and into Subsidiary (the "Merger");

     WHEREAS, pursuant to the Merger Agreement, the CareCentric Shareholders will receive, in exchange for their shares of CareCentric capital stock, shares of $.001 par value, Series A Preferred Stock of Simione (the "Simione Preferred Stock"), which Simione Preferred Stock will be convertible into shares common stock, $.01 par value, of Simione (the "Simione Common Stock") pursuant to that certain Certificate of Designations of Series A Preferred Stock attached as
Exhibit 9.3(e) to the Merger Agreement;

     WHEREAS, pursuant to Nasdaq rules, the approval of a majority of the shareholders of Simione may be required to approve the issuance of the Simione Common Stock issuable upon conversion of the Simione Preferred Stock;

     WHEREAS, because CareCentric will be merged out of existence pursuant to the Merger Agreement, the CareCentric Shareholders have appointed the Agent, as a party to this Agreement, to represent their interests and enforce their rights under this Agreement; and

     WHEREAS, the Shareholder and Simione are executing this Agreement as an inducement to CareCentric to carry out the Merger;

     NOW,  THEREFORE,   in  consideration  of  the  execution  and  delivery  by
CareCentric of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties. The Shareholder represents and warrants to the Agent and the shareholders of CareCentric as follows:

          (a) The Shareholder is the record and beneficial owner of the number of shares (the "Shareholder's Shares") of capital stock of Simione ("Simione Stock") set forth on Appendix B hereto;

          (b) This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable against the Shareholder in accordance with its terms.

          (c) Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder's Shares are subject. If the Shareholder is an individual and is married and the Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder's Shares.

          (d) The Shareholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all proxies, voting trusts or voting agreements, except for any such proxies, voting trusts or voting agreements
     (i) arising hereunder, (ii) which are disclosed to CareCentric pursuant to the Merger Agreement or (iii) which have no adverse effect whatsoever on the rights granted to the CareCentric Shareholders or Agent hereunder.

          (e) The Shareholder understands and acknowledges that CareCentric is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

     2. Voting Agreements. The Shareholder agrees with, and covenants to the Agent and the shareholders of CareCentric as follows:

          (a) At any meeting of shareholders of Simione called to vote upon the issuance of shares of Simione Common Stock in connection with the conversion of the Simione Preferred Stock into shares of Simione Common
     Stock (the "Conversion") or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Conversion is sought (the "Shareholders' Meeting"), the Shareholder shall vote or consent (or cause to be voted or consented) the Shareholder's Shares in favor of the issuance of the shares of Simione Common Stock in connection with the Conversion, or any other transaction necessary to effect the Conversion.

          (b) At any meeting of shareholders of Simione or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Shareholder shall vote or consent (or cause to be voted or consented) such Shareholder's Shares against any amendment of Simione's Certificate of Incorporation or Bylaws or other proposal or transaction involving Simione which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement, any of the other transactions contemplated by the Merger Agreement, or the Conversion.

     3. Covenants. The Shareholder agrees with, and covenants to the Agent and the shareholders of CareCentric that the Shareholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shareholder's Shares or any interest therein, except pursuant to the Merger Agreement and except for any disposition or series of dispositions that in the aggregate constitute no more than twenty percent (20%) of the Shareholder's Shares as of the date of this Agreement, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein (other than pursuant to the Merger Agreement and this Agreement), (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement, or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares;
provided, that the Shareholder may transfer (as defined above) any of the Shareholder's Shares to any other person who is on the date hereof, or to any family member of a person or charitable institution which prior to such transfer becomes, a party to this Agreement bound by all the obligations of the "Shareholder" hereunder.

     4. Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Shareholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Simione affecting the Simione Stock, or the acquisition of additional shares of Simione Stock or other voting securities of Simione by any Shareholder, the number of Shareholder's Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Simione Common Stock or other securities of Simione issued to or acquired by the Shareholder.

     5. Stop Transfer. Simione agrees with, and covenants to the Agent and the shareholders of CareCentric that Simione shall not register the transfer of any certificate representing any of the Shareholder's Shares, unless such transfer is made to Simione or otherwise in compliance with this Agreement and the Merger Agreement.

     6. Third Party Beneficiaries. All CareCentric Shareholders are intended third party beneficiaries of this Agreement, with the right to enforce all rights of the Agent or of the CareCentric Shareholders and obligations of the Shareholder or Simione hereunder; provided, however, such rights shall not apply to any CareCentric Shareholders that no longer hold any shares of Simione Preferred Stock. Further, the Agent shall have the right to enforce on the behalf of the CareCentric Shareholders all rights of the CareCentric Shareholders and obligations of the Shareholder or Simione hereunder.

     7. Further Assurances. The Shareholder shall, upon request of the Agent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Agent to be necessary or desirable to carry out the provisions hereof.

     8. Termination. This Agreement shall terminate (i) upon the date upon which the Merger Agreement is terminated in accordance with its terms, (ii) if the Merger is consummated, upon the date at which the Conversion is completed, or
(iii) upon the closing of a Change of Control Transaction (as defined in the Merger Agreement) with respect to Simione.

     9. Miscellaneous.

          (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

          (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Simione, to the address provided in the Merger Agreement; (ii) if to the Agent, to its address shown below its signature on the last page hereof; and (iii) if to the Shareholder, to its address shown below its signature on the last page hereof.

          (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

          (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (f) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by
     Section 3. Any assignment in violation of the foregoing shall be void.

          (g) The Shareholder agrees that irreparable damage would occur and that the Agent and the shareholders of CareCentric would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Agent and the shareholders of CareCentric shall be entitled to an injunction or injunctions to prevent breaches by the Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Georgia or in Georgia state court, this being in addition to any other remedy to which they are entitled at law or in equity.

          (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

          (i) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

          (j) This Agreement (including the Merger Agreement and documents contemplated therein and any other documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.


                         (signatures on following pages)

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Shareholder Voting Agreement as of the day and year first above written.

                                    SIMIONE CENTRAL HOLDINGS, INC.


                                    By:____________________________________
                                             Chief Executive Officer


                                    AGENT

                                    _______________________________________
                                    Daniel J. Mitchell

                                    Title: ________________________________
                                    Address: ______________________________




                                  SHAREHOLDER:


                                  _________________________________________
                                  Name: Barrett C. O'Donnell
                                  Address: ________________________________
                                  _________________________________________
                                  _________________________________________

                                   APPENDIX A

                            CARECENTRIC SHAREHOLDERS



NAME            ADDRESS           CLASS OF SHARES             NUMBER OF SHARES
                                  BENEFICIALLY OWNED          BENEFICIALLY OWNED

                                   APPENDIX B


SHAREHOLDER                                  NUMBER OF SHARES OF SIMIONE STOCK

Barrett C. O'Donnell                                     1,296,973